EXHIBIT 5.1


Law  Office  of  Gregory  Bartko
                                                                 3475 Lenox Road
                                                                       Suite 400
                                                          Atlanta, Georgia 30326
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Phone  404-238-0550
Fax  404-238-0551
Email  gbartko@mindspring.com

July  15,  2002

Board  of  Directors
RRUN  Ventures  Network,  Inc.
62  West  8th  Avenue
Vancouver,  British  Columbia
Canada  V5Y  1M7

                                   Re:  4,000,000  Shares  Common  Stock
                                   $.0001  Par  Value  Form  S-8
                                   Registration  Statement
                                   -----------------------

Ladies  and  Gentlemen:

         As special securities counsel for RRUN Ventures Network, Inc., a Nevada corporation (the "Company"), you have requested my opinion in connection with the preparation and filing with the United States Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") registering 4,000,000 shares of the Company's common stock, $.0001 par value per share, for issuance pursuant to that certain 2002 Compensation Plan for Outside Consultants And Others (the "Plan"), which was made effective on July 15, 2002, and which is attached to the Registration Statement as an exhibit. The contents of the Registration Statement, with exhibits thereto, are hereby incorporated by reference.

         I have examined such records and documents and made such examination of law as I have deemed relevant in connection with this opinion. Based on the foregoing, I am of the opinion that the 4,000,000 shares covered by said Registration Statement, when issued in accordance with the terms of the Plan and the Prospectus forming a part of the Registration Statement, will be legally issued, fully-paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement. The undersigned does further disclose that the Company and the undersigned, may subsequently agree that the undersigned shall receive shares of the Company's Common Stock issuable under the Plan as compensation for services described in a certain written agreement heretofore entered into by and between the Company and the undersigned.


Sincerely,




Gregory  Bartko,  Esq.
GAB/nmn